Exhibit 99.1

Travelzoo 590 Madison Avenue 35th Floor New York, NY 10022 Investor Relations: ir@travelzoo.com
FOR IMMEDIATE RELEASE

Travelzoo Reports Fourth Quarter 2024 Results

NEW YORK, February 25, 2025 — Travelzoo® (NASDAQ: TZOO):

•Revenue of $20.7 million, down 2% year-over-year
•Consolidated operating profit of $4.9 million, up 8% year-over-year
•Non-GAAP consolidated operating profit of $5.3 million
•Cash flow from operations of $7.7 million
•Earnings per share (EPS) of $0.26

Travelzoo, the club for travel enthusiasts, today announced financial results for the fourth quarter ended December 31, 2024. Consolidated revenue was $20.7 million, down 2% year-over-year. In constant currencies, revenue was $20.6 million. Travelzoo's reported revenue consists of advertising revenues and commissions, derived from and generated in connection with purchases made by Travelzoo members, and membership fees.

Net income attributable to Travelzoo was $3.2 million for Q4 2024, or $0.26 per share, compared with $0.27 in the prior-year period. Net income attributable to Travelzoo from continuing operations was $3.2 million for Q4 2024, or $0.26 per share, compared with $0.24 in the prior-year period.

Non-GAAP operating profit was $5.3 million. Non-GAAP operating profit excludes amortization of intangibles ($93,000), stock option expenses ($0.4 million). Please refer to “Non-GAAP Financial Measures” and the tabular reconciliation below.

“We will continue to leverage Travelzoo's global reach, trusted brand, and strong relationships with top travel suppliers to negotiate more Club Offers for Club Members,” said Holger Bartel, Travelzoo's
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Global CEO. “Travelzoo members are affluent, active, and open to new experiences. We inspire travel enthusiasts to travel to places they never imagined they could. Travelzoo is the must-have membership for those who love to travel as much as we do."

Cash Position
As of December 31, 2024, consolidated cash, cash equivalents and restricted cash were $17.7 million. Net cash provided by operations was $7.7 million.

Travelzoo North America
North America business segment revenue increased 1% year-over-year to $13.9 million. Operating profit for Q4 2024 was $4.6 million, or 33% of revenue, compared to operating profit of $4.0 million in the prior-year period.

Travelzoo Europe
Europe business segment revenue decreased 13% year-over-year to $5.4 million, caused primarily by fluctuations in Germany. In constant currencies, Europe business segment revenue was $5.3 million. Operating profit for Q4 2024 was $159,000, or 3% of revenue, compared to operating profit of $832,000 in the prior-year period.

Jack’s Flight Club
Jack’s Flight Club is a membership subscription service in which Travelzoo has a 60% ownership interest. As the number of premium subscribers continues to grow, revenue increased 19% year-over-year to $1.3 million. Jack’s Flight Club’s revenue from subscriptions is recognized ratably over the subscription period (quarterly, semi-annually, annually). Non-GAAP operating profit for Q4 2024 was $208,000. Non-GAAP operating profit excludes amortization of intangibles ($58,000) related to the acquisition of Travelzoo’s ownership interest in Jack’s Flight Club in 2020.

New Initiatives
New Initiatives business segment revenue, which includes Licensing and Travelzoo META, was $19,000. Operating loss for Q4 2024 was $36,000.

In June 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Japan for the exclusive use of Travelzoo’s brand, business model, and members in Japan. In August of 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Australia for the exclusive use of Travelzoo’s brand, business models, and members in Australia, New Zealand, and Singapore. Under these arrangements, Travelzoo’s existing members in Australia, Japan, New
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Zealand, and Singapore will continue to be owned by Travelzoo as the licensor. Travelzoo recorded $7,000 in licensing revenue from the licensee in Japan in Q4 2024. Travelzoo recorded $12,000 in licensing revenue from the licensee in Australia, New Zealand, and Singapore in Q4 2024. Licensing revenue is expected to increase in the future.

Reach
Travelzoo reaches 30 million travelers. This includes Jack's Flight Club. Comparisons to prior periods are no longer meaningful due to strategic developments of the Travelzoo membership.

Discontinued Operations
In March 2020, Travelzoo decided to exit its Asia Pacific business and operate it as a licensing business going forward. Consequently, the Asia Pacific business has been classified as discontinued operations.

Income Taxes
A provision of $1.5 million for income taxes was recorded for Q4 2024, compared to an income tax expense of $1.6 million in the prior-year period. Travelzoo intends to utilize available net operating losses (NOLs) to largely offset its actual tax liability for 2024.

Share Repurchase Program
During Q4 2024, the Company repurchased 135,792 shares of its outstanding common stock.

Looking Ahead
For Q1 2025, we expect revenue to increase at a higher pace. The pro rata portion of membership fee revenue will already add 5% incremental growth this quarter. This percentage is expected to increase over subsequent quarters, as membership fee revenue is recognized ratably over the subscription period, we acquire new members, and more Legacy Members become Club Members. For the whole year, we expect substantially higher revenue growth. Over time, we expect profitability to further increase as recurring membership fee revenue will be recognized.

In 2024, we introduced a membership fee for Travelzoo. Legacy Members, who joined before 2024, were exempt from the fee during 2024. Legacy Members represent more than 95% of Travelzoo's reach. In 2025, Legacy Members continue to receive certain travel offers. But Club Offers and new benefits are only available to Club Members. We generally see Legacy Members being excited to become Club Members.

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Non-GAAP Financial Measures
Management calculates non-GAAP operating income when evaluating the financial performance of the business. Travelzoo’s calculation of non-GAAP operating income, also called “non-GAAP operating profit” in this press release and today’s earnings conference call, excludes the following items: amortization of intangibles, stock option expenses and severance-related expenses. This press release includes a table which reconciles GAAP operating income to the calculation of non-GAAP operating income. Non-GAAP operating income is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"). This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Conference Call
Travelzoo will host a conference call to discuss fourth quarter 2024 results today at 11:00 a.m. ET. Please visit http://ir.travelzoo.com/events-presentations to
•download the management presentation (PDF format) to be discussed in the conference call
•access the webcast

About Travelzoo
We, Travelzoo®, are the club for travel enthusiasts. We reach 30 million travelers. Club Members receive Club Offers personally reviewed by our deal experts around the globe. We have our finger on the pulse of outstanding travel, entertainment, and lifestyle experiences. We work in partnership with thousands of top travel suppliers—our long-standing relationships give Travelzoo members access to irresistible deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
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Travelzoo
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues	$20,678	$21,149	$83,902	$84,477
Cost of revenues	2,761	2,698	10,469	10,934
Gross profit	17,917	18,451	73,433	73,543
Operating expenses:
Sales and marketing	8,256	8,496	34,466	37,774
Product development	644	580	2,407	2,113
General and administrative	4,183	4,896	18,058	18,084
Total operating expenses	13,083	13,972	54,931	57,971
Operating income	4,834	4,479	18,502	15,572
Other income (expense), net	(86)	398	588	1,541
Income from continuing operations before income taxes	4,748	4,877	19,090	17,113
Income tax expense	1,484	1,618	5,404	5,105
Income from continuing operations	3,264	3,259	13,686	12,008
Income from discontinued operations, net of tax	—	465	—	460
Net income	3,264	3,724	13,686	12,468
Net income attributable to non-controlling interest	64	5	118	102
Net income attributable to Travelzoo	$3,200	$3,719	$13,568	$12,366

Net income attributable to Travelzoo—continuing operations	$3,200	$3,254	$13,568	$11,906
Net income attributable to Travelzoo—discontinued operations	$—	$465	$—	$460

Income per share—basic
Continuing operations	$0.27	$0.24	$1.08	$0.80
Discontinued operations	$—	$0.03	$—	$0.03
Net income per share—basic	$0.27	$0.27	$1.08	$0.83

Income per share—diluted
Continuing operations	$0.26	$0.24	$1.06	$0.80
Discontinued operations	$—	$0.03	$—	$0.03
Net income per share—diluted	$0.26	$0.27	$1.06	$0.83
Shares used in per share calculation from continuing operations—basic	11,831	13,873	12,594	14,897
Shares used in per share calculation from discontinued operations—basic	11,831	13,873	12,594	14,897
Shares used in per share calculation from continuing operations—diluted	12,358	13,946	12,852	14,964
Shares used in per share calculation from discontinued operations—diluted	12,358	13,946	12,852	14,964
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Travelzoo
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$17,064	$15,713
Accounts receivable, net	12,825	12,965
Prepaid income taxes	736	629
Prepaid expenses and other	1,148	1,461
Total current assets	31,773	30,768
Deposits and other	374	1,115
Deferred tax assets	3,380	3,196
Restricted cash	675	675
Operating lease right-of-use assets	5,655	6,015
Property and equipment, net	423	578
Intangible assets, net	1,498	2,091
Goodwill	10,944	10,944
Total assets	$54,722	$55,382
Liabilities and Equity
Current liabilities:
Accounts payable	$6,134	$4,546
Merchant payables	16,294	20,622
Accrued expenses and other	3,404	3,658
Deferred revenue	6,545	2,044
Income tax payable	1,619	766
Operating lease liabilities	2,472	2,530
Liabilities from discontinued operations	28	24
Total current liabilities	36,496	34,190
Long-term tax liabilities	7,851	4,681
Long-term operating lease liabilities	5,646	6,717
Other long-term liabilities	376	911
Total liabilities	50,369	46,499
Common stock	118	136
Tax indemnification	(9,537)	(9,537)
Note receivable from shareholder	—	(1,753)
Additional paid-in capital	—	439
Retained earnings	14,284	19,508
Accumulated other comprehensive loss	(5,327)	(4,607)
Total Travelzoo stockholders’ equity (deficit)	(462)	4,186
Non-controlling interest	4,815	4,697
Total stockholder's equity	4,353	8,883
Total liabilities and equity	$54,722	$55,382
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Travelzoo
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$3,264	$3,724	$13,686	$12,468
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	170	476	907	1,893
Stock-based compensation	405	381	1,645	1,568
Deferred income tax	(476)	159	(515)	48
Loss on long-lived assets	—	—	—	10
Net foreign currency effects	132	(115)	(33)	(62)
Provision of loss (net recoveries) on accounts receivable and refund reserves	(81)	(72)	40	(1,016)
Changes in operating assets and liabilities:
Accounts receivable	113	(2,231)	(145)	1,086
Prepaid income taxes	354	61	(107)	1,189
Prepaid expenses, deposits and other	319	1,603	950	3,835
Accounts payable	1,286	1,181	1,716	(523)
Merchant payables	(709)	(3,338)	(4,057)	(12,095)
Accrued expenses and other	(661)	(665)	(289)	(685)
Deferred revenue	2,767	(785)	4,557	(191)
Income tax payable	264	456	857	749
Other liabilities	507	547	1,888	2,401
Net cash provided by operating activities	7,654	1,382	21,100	10,675
Cash flows from investing activities:
Proceeds from note receivable	—	103	—	216
Purchases of property and equipment	(48)	(38)	(177)	(255)
Net cash used in investing activities	(48)	65	(177)	(39)
Cash flows from financing activities:
Repurchase of common stock	(2,324)	(5,015)	(18,929)	(16,781)
Proceeds from note receivable and account receivable from shareholder	1,920	3,000	1,753	3,000
Exercise of stock options and taxes paid for net share settlement of equity awards	(1,195)	(70)	(1,787)	(369)
Net cash used in financing activities	(1,599)	(2,085)	(18,963)	(14,150)
Effect of exchange rate on cash, cash equivalents and restricted cash	(390)	445	(605)	525
Net increase (decrease) in cash, cash equivalents and restricted cash	5,617	(193)	1,355	(2,989)
Cash, cash equivalents and restricted cash at beginning of period	12,106	16,582	16,389	19,378
Cash, cash equivalents and restricted cash at end of period	$17,723	$16,389	$17,744	$16,389
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Travelzoo
Segment Information from Continuing Operations
(Unaudited)
(In thousands)

Three months ended December 31, 2024	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenues from unaffiliated customers	$13,834	$5,508	$1,317	$19	$20,678
Intersegment revenues	74	(68)	(6)	—	—
Total net revenues	13,908	5,440	1,311	19	20,678
Sales and marketing expenses	4,641	3,110	505	—	8,256
Other expenses	4,689	2,171	656	55	7,571
Operating profit (loss)	$4,578	$159	$150	$(36)	4,851
Other loss, net					(86)
Income from continuing operations before income taxes					$4,765

Three months ended December 31, 2023	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenues from unaffiliated customers	$13,534	$6,354	$1,106	$155	$21,149
Intersegment revenues	247	(90)	(157)	—	—
Total net revenues	13,781	6,264	949	155	21,149
Sales and marketing expenses	4,899	3,111	423	63	8,496
Other expenses	4,912	2,321	745	196	8,174
Operating profit (loss)	$3,970	$832	$(219)	$(104)	4,479
Other income, net					398
Income from continuing operations before income taxes					$4,877

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Twelve months ended December 31, 2024	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenues from unaffiliated customers	$54,968	$24,113	$4,714	$107	$83,902
Intersegment revenues	124	(42)	(82)	—	—
Total net revenues	55,092	24,071	4,632	107	83,902
Sales and marketing expenses	19,748	12,539	1,898	280	34,465
Other expenses	19,461	8,451	2,690	337	30,939
Operating profit (loss)	$15,883	$3,081	$44	$(510)	18,498
Other income, net					588
Income from continuing operations before income taxes					$19,086

Twelve months ended December 31, 2023	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenues from unaffiliated customers	$54,837	$25,291	$4,145	$204	$84,477
Intersegment revenues	1,243	(1,270)	27	—	—
Total net revenues	56,080	24,021	4,172	204	84,477
Sales and marketing expenses	22,029	13,636	1,788	321	37,774
Other expenses	18,797	9,068	2,407	859	31,131
Operating profit (loss)	$15,254	$1,317	$(23)	$(976)	15,572
Other income, net					1,541
Income from continuing operations before income taxes					$17,113

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Travelzoo
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP operating expense	$13,083	$13,972	$54,931	$57,971
Non-GAAP adjustments:
Amortization of intangibles (A)	93	389	593	1,560
Stock option expenses (B)	405	380	1,644	1,566
Severance-related expenses (C)	—	—	360	56
Non-GAAP operating expense	12,585	13,203	52,334	54,789

GAAP operating profit	4,834	4,479	18,502	15,572
Non-GAAP adjustments (A through C)	498	769	2,597	3,182
Non-GAAP operating profit	5,332	5,248	21,099	18,754

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